EXHIBIT 99.1

Align Technology Announces Second Quarter Fiscal 2011 Results

  Q2 net revenues of $120.1 million for first combined quarter including two months of Cadent operations
  Record Q2 Invisalign revenue of $113.6 million with record case shipments of 76 thousand
  Q2 GAAP diluted EPS was $0.14 and Q2 Non-GAAP diluted EPS was $0.20

SAN JOSE, Calif., Aug. 1, 2011 (GLOBE NEWSWIRE) -- Align Technology, Inc. (Nasdaq:ALGN) today reported financial results for the second quarter of fiscal 2011 ended June 30, 2011.

Total net revenues for the second quarter of fiscal 2011 (Q2 11) were $120.1 million and includes two months of revenues from the acquisition of Cadent Holdings, Inc. which closed on April 29, 2011. This is compared to $104.9 million reported in the first quarter of 2011 (Q1 11) and compared to $108.2 million reported in the second quarter of 2010 (Q2 10). Q2 10 net revenues include the release of $14.3 million of previously deferred pre-tax revenue for Invisalign Teen replacement aligners. Q2 11 Invisalign revenue was a record $113.6 million on record case shipments of 76.0 thousand.

"Q2 was another strong quarter for Align driven by record Invisalign revenues and case shipments," said Thomas M. Prescott, Align president and CEO. "It was also our first combined quarter with Cadent, one of the emerging leaders in the fast growing intra-oral scanning market. The integration of Cadent is going well and our milestones for combining our people and processes are on track. We have already seen a positive effect on scanner sales from leveraging Align's sales and marketing resources, and we continue to be excited about the new opportunities we now have in the digital dentistry and restorative markets."

Gross margin for Q2 11 was 75.9%, compared to 78.4% in Q1 11 and 80.4% in Q2 10. Gross margin for Q2 11 includes amortization of acquired intangible assets related to cost of revenues of $0.2 million and non-recurring acquisition and integration related costs of $0.1 million. It also includes approximately $4.2 million in cost of revenues related to the sale of scanners and CAD/CAM services.

Operating expenses for Q2 11 were $74.5 million, compared to $61.2 million in Q1 11 and $41.7 million in Q2 10. Operating expenses for Q2 11 include acquisition and integration related transaction costs of $5.8 million, and amortization of acquired intangible assets of $0.6 million. It also includes approximately $5.5 million of operating costs for scanners and CAD/CAM services.

Net profit for Q2 11 was $11.2 million, or $0.14 per diluted share. This is compared to net profit of $15.8 million, or $0.20 per diluted share in Q1 11 and net profit of $32.6 million, or $0.42 per diluted share in Q2 10. Net profit for Q2 11 includes pre-tax acquisition and integration related costs of $5.9 million, pre-tax amortization of acquired intangible assets of $0.8 million, with a total tax affect of $1.6 million. It also includes a net loss of approximately $3.2 million from scanners and CAD/CAM services. Q1 11 net profit includes pre-tax Cadent acquisition related transaction costs of $1.5 million. Q2 10 net profit includes a pre-tax benefit of $14.3 million to net revenues from the release of previously deferred revenue related to Invisalign Teen replacement aligners, and a pre-tax credit of $8.7 million to operating expenses for an insurance settlement related to the OrthoClear litigation.

To supplement our consolidated financial statements, we use the following non-GAAP financial measures: non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expense, non-GAAP operating margin, non-GAAP net profit and non-GAAP earnings per share. Detailed reconciliations between GAAP and non-GAAP information are contained in the tables following the financial tables of this release.

Non-GAAP gross margin for Q2 11 was 76.1%. This is compared to gross margin of 78.4% in Q1 11 and compared to non-GAAP gross margin of 77.4% in Q2 10. Non-GAAP net profit for Q2 11 was $16.3 million, or $0.20 per diluted share. This is compared to non-GAAP net profit of $16.9 million, or $0.21 per diluted share in Q1 11 and non-GAAP net profit of $16.5 million, or $0.21 per diluted share in Q2 10.

Q2 11 Operating Results

Key GAAP Operating Results	Q2 11	Q1 11	Q2 10
Gross Margin	75.9%	78.4%	80.4%
Operating Expense	$74.5M	$61.2M	$41.7M
Operating Margin	13.8%	20.0%	41.9%
Net Profit	$11.2M	$15.8M	$32.6M
Earnings Per Diluted Share (EPS)	$0.14	$0.20	$0.42

Key Non-GAAP Operating Results	Q2 11	Q1 11	Q2 10
Non-GAAP Gross Margin	76.1%	78.4%	77.4%
Non-GAAP Operating Expense	$68.1M	$59.7M	$50.3M
Non-GAAP Operating Margin	19.4%	21.5%	23.8%
Non-GAAP Net Profit	$16.3M	$16.9M	$16.5M
Non-GAAP Earnings Per Diluted Share (EPS)	$0.20	$0.21	$0.21

Total stock-based compensation expense included in Q2 11 was $5.0 million compared to $4.3 million in Q1 11 and compared to $4.3 million in Q2 10. Stock based compensation expense included in GAAP gross margin was $0.5 million in Q2 11, compared to $0.5 million in Q1 11 and compared to $0.4 million in Q2 10. Stock-based compensation expense included in GAAP operating expense in Q2 11 was $4.5 million compared to $3.8 million in Q1 11 and Q2 10.

Liquidity and Capital Resources

As of June 30, 2011, Align Technology had $179.5 million in cash, cash equivalents, and marketable securities compared to $312.4 million as of December 31, 2010.

Key Business Metrics

The following table highlights business metrics for Align Technology's second quarter of 2011. Additional historical information is available on the Company's website at http://investor.aligntech.com.

Revenue by Channel ($M):	Q2 11	% of Total Revenue	Q2 11/Q1 11 % Change
North American Orthodontists	$39.9	33.2%	14.0%
North American GP Dentists	$45.1	37.6%	14.9%
International	$29.1	24.2%	15.6%
Non-case Invisalign Revenue*	$6.0	5.0%	10.6%
Total Revenue	$120.1	100%	14.5%

Revenue by Product ($M):	Q2 11	% of Total Revenue	Q2 11/Q1 11 % Change
Invisalign Full	$76.6	63.8%	7.7%
Invisalign Express/Lite	$11.1	9.2%	10.4%
Invisalign Teen	$12.8	10.7%	7.9%
Invisalign Assist	$7.1	5.9%	11.3%
Non-case Invisalign revenue*	$6.0	5.0%	10.6%
Total Invisalign	$113.6	94.6%	8.4%
Scanners	$2.7	2.3%	--
CAD/CAM Services	$3.8	3.1%	--
Total Scanners and CAD/CAM Services	$6.5	5.4%	--
Total Revenue	$120.1	100%	14.5%
*includes Invisalign training, ancillary products, and retainers
Invisalign Cases Shipped by Channel:	Q2 11	% of Total Cases	Q2 11/Q1 11 % Change
North American Orthodontists	28,520	37.5%	6.1%
North American GP Dentists	30,710	40.4%	8.5%
International	16,790	22.1%	3.7%
Total Invisalign Cases Shipped	76,020	100%	6.5%

Invisalign Cases Shipped by Product:	Q2 11	% of Total Cases	Q2 11/Q1 11 % Change
Invisalign Full	51,100	67.2%	6.2%
Invisalign Express/Lite	11,310	14.9%	7.7%
Invisalign Teen	8,615	11.3%	8.6%
Invisalign Assist	4,995	6.6%	3.5%
Invisalign Total Cases Shipped	76,020	100%	6.5%

Average Invisalign Selling Price (ASP), as billed:	Q2 11
Total Worldwide Blended ASP	$1,410
International ASP	$1,660
Number of Invisalign Doctors Cases Shipped to:	Q2 11
North American Orthodontists	4,160
North American GP Dentists	10,665
International	4,260
Total Doctors Cases were Shipped to Worldwide	19,085

Invisalign Doctor Utilization Rates*:	Q2 11	Q1 11	Q2 10
North American Orthodontists	6.9	6.5	5.8
North American GP Dentists	2.9	2.8	2.8
International	3.9	3.9	3.8
Total Utilization Rate	4.0	3.9	3.7
* Utilization = # of cases shipped/# of doctors to whom cases were shipped
Number of Invisalign Doctors Trained:	Q2 11	Cumulative
North American Orthodontists	80	9,425
North American GP Dentists	765	38,595
International	520	18,125
Total Doctors Trained Worldwide	1,365	66,145
Total Invisalign Patients (cases shipped):	Q1 11	Cumulative
Number of Patients Treated or in Treatment (cases)	76,020	1,572,910

Cadent Acquisition

On April 29, 2011, Align Technology, Inc. completed the acquisition of privately-held Cadent Holdings, Inc. (Cadent), a leading provider of 3D digital scanning solutions for orthodontics and dentistry, and makers of the iTero™ and iOC™ scanning systems. The Company paid approximately $187 million in cash in exchange for all shares of Cadent. Align's Q2 11 financial results include two months of Cadent operations. Align maintained all Cadent products and CAD/CAM services which includes the iTero digital impression system, iOC orthodontic digital impression system, iTero CAD/CAM restorative services, OrthoCAD iCast™, OrthoCAD iQ™, and OrthoCAD iRecord™. Cadent's orthodontic full arch scanning process for use with Invisalign treatment is available on the OrthoCAD iOC system with the latest software version iOC 4.0. Align is in final beta testing with the functionality in iTero 4.0 scanning software that will enable Invisalign submissions and expects to announce interoperability with Invisalign this fall.

Q3 Fiscal 2011 Business Outlook

For the third quarter of fiscal 2011 (Q3 11), Align Technology expects net revenues to be in a range of $118 million to $123 million. GAAP earnings per diluted share for Q3 11 is expected to be in a range of $0.14 to $0.17. A more comprehensive business outlook is available following the financial tables of this release

Align Web Cast and Conference Call

Align Technology will host a conference call today, August 1, 2011 at 4:30 p.m. ET, 1:30 p.m. PT, to review its second quarter fiscal 2011 results, discuss future operating trends and business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align Technology's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 374000 followed by #.  The replay must be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. ET on August 14, 2011.

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.The Invisalign product family includes Invisalign, Invisalign Teen, Invisalign Assist, Invisalign Express, and Vivera Retainers. To learn more about Invisalign or to find an Invisalign trained doctor in your area, please visit www.invisalign.com.

Cadent Holdings, Inc. is a subsidiary of Align Technology and is a leading provider of 3D digital scanning solutions for orthodontics and dentistry. The Cadent family of products includes iTero and iOC scanning systems, OrthoCAD iCast, OrthoCAD iQ and OrthoCAD iRecord. For additional information, please visit www.cadentinc.com.

About non-GAAP Financial Measures

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP profit from operations, non-GAAP net profit, and non-GAAP earnings per share, which exclude, as applicable, Invisalign Teen deferred revenue release, insurance settlement, acquisition and integration related costs, amortization of acquired intangible assets, and any related tax effects. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance". Management believes that "core operating performance" represents Align's performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenditures, revenues and other items that may not be indicative of our operating performance including discrete cash and non-cash charges that are infrequent or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods. A reconciliation of the GAAP and non-GAAP financial measures for the quarter and year and a more detailed explanation of each non-GAAP financial measure and its uses are provided in the footnotes to the table captioned "Reconciliation of GAAP to non-GAAP Key Financial Metrics" and "Business Outlook Summary" included at the end of this release.

Forward-Looking Statement

This news release, including the tables below, contains forward-looking statements, including statements regarding certain business metrics for the third quarter of 2011, including anticipated revenue, gross margin, operating expense, operating income, earnings per share, case shipments and cash, as well as the expected timing of interoperability for the iTero digital impression system with Invisalign. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase utilization  in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the acquisition of Cadent, continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the Securities and Exchange Commission on February 26, 2011. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Net revenues (1)	$ 120,086	$ 108,196	$ 224,942	$ 198,286

Cost of revenues	28,949	21,178	51,579	41,558

Gross profit	91,137	87,018	173,363	156,728

Operating expenses:
Sales and marketing	38,586	28,939	71,407	56,885
General and administrative	26,094	15,005	45,086	29,956
Research and development	9,270	6,396	18,660	12,512
Insurance settlement	--	(8,666)	--	(8,666)
Amortization of acquired intangible assets	592	--	592	--
Total operating expenses	74,542	41,674	135,745	90,687

Profit from operations	16,595	45,344	37,618	66,041

Interest and other income (expense), net	(306)	156	(217)	(397)

Profit before income taxes	16,289	45,500	37,401	65,644

Provision for income taxes	5,127	12,897	10,398	18,111

Net profit	$ 11,162	$ 32,603	$ 27,003	$ 47,533

Net profit per share
- basic	$ 0.14	$ 0.43	$ 0.35	$ 0.63
- diluted	$ 0.14	$ 0.42	$ 0.34	$ 0.61

Shares used in computing net profit per share
- basic	77,888	75,703	77,369	75,436
- diluted	80,321	77,607	79,903	77,644

(1) The three and six months ended June 30, 2010 include a $14.3 million release of previously deferred revenue for Invisalign Teen replacement aligners.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2011	December 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$ 168,607	$ 294,664
Marketable securities, short-term	6,755	8,615
Accounts receivable, net	82,130	65,430
Inventories	6,272	2,544
Other current assets	22,809	17,358
Total current assets	286,573	388,611

Marketable securities, long-term	4,112	9,089
Property and equipment, net	37,122	30,684
Goodwill and intangible assets, net	187,881	2,666
Deferred tax asset	28,546	42,439
Other long-term assets	2,815	3,454

Total assets	$ 547,049	$ 476,943

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 10,407	$ 7,768
Accrued liabilities	56,020	51,358
Deferred revenue	43,024	33,848
Total current liabilities	109,451	92,974

Other long term liabilities	7,816	6,222

Total liabilities	117,267	99,196

Total stockholders' equity	429,782	377,747

Total liabilities and stockholders' equity	$ 547,049	$ 476,943

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Net Revenues
(in thousands)

	Three Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010

Net Revenues	$ 120,086	$ 104,856	$ 108,196
Teen deferred revenue release (1)	--	--	(14,298)
Non-GAAP Net revenues	$ 120,086	$ 104,856	$ 93,898

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
	Three Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010

GAAP Gross profit	$ 91,137	$ 82,226	$ 87,018
Teen deferred revenue release (1)	--	--	(14,298)
Acquisition and integration costs related to cost of revenues (2)	57	--	--
Amortization of acquired intangible assets related to cost of revenues (3)	183	--	--
Non-GAAP Gross profit	$ 91,377	$ 82,226	$ 72,720

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)
	Three Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010

GAAP Operating expenses	$ 74,542	$ 61,203	$ 41,674
Insurance settlement (4)	--	--	8,666
Acquisition and integration costs related to operating expenses (2)	(5,850)	(1,481)	--
Amortization of acquired intangible assets related to operating expenses (3)	(592)	--	--
Non-GAAP Operating expenses	$ 68,100	$ 59,722	$ 50,340

Reconciliation of GAAP to Non-GAAP Profit from Operations
(in thousands)
	Three Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010

GAAP Profit from operations	$ 16,595	$ 21,023	$ 45,344
Teen deferred revenue release (1)	--	--	(14,298)
Acquisition and integration costs related to cost of revenues (2)	57	--	--
Amortization of acquired intangible assets related to cost of revenues (3)	183	--	--
Insurance settlement (4)	--	--	(8,666)
Acquisition and integration costs related to operating expenses (2)	5,850	1,481	--
Amortization of acquired intangible assets related to operating expenses (3)	592	--	--
Non-GAAP Profit from operations	$ 23,277	$ 22,504	$ 22,380

Reconciliation of GAAP to Non-GAAP Net Profit
(in thousands, except per share amounts)
	Three Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010

GAAP Net profit	$ 11,162	$ 15,841	$ 32,603
Teen deferred revenue release (1)	--	--	(14,298)
Acquisition and integration costs related to cost of revenues (2)	57	--	--
Amortization of acquired intangible assets related to cost of revenues (3)	183	--	--
Insurance settlement (4)	--	--	(8,666)
Acquisition and integration costs related to operating expenses (2)	5,850	1,481	--
Amortization of acquired intangible assets related to operating expenses (3)	592	--	--
Tax effect on non-GAAP adjustments (5)	(1,565)	(379)	6,816
Non-GAAP Net profit	$ 16,279	$ 16,943	$ 16,455

Diluted Net profit per share:
GAAP	$ 0.14	$ 0.20	$ 0.42
Non-GAAP	$ 0.20	$ 0.21	$ 0.21

Shares used in computing diluted GAAP Net profit per share	80,321	79,361	77,607
Shares used in computing diluted Non-GAAP Net profit per share	80,321	79,361	77,607

(1)   Teen deferred revenue release. In the second quarter of 2010, we released $14.3 million of previously deferred revenue for Invisalign Teen replacement aligners.  We excluded this non-recurring benefit as it is not indicative of future operating results.

(2)   Acquisition costs. We have incurred acquisition-related and other expenses which include legal, banker, accounting and other advisory fees of third parties, retention bonuses, integration and professional fees. We do not engage in acquisitions in the ordinary course of business. We believe that it is important to understand these charges; however, we do not believe that these charges are indicative of future operating results. We believe that eliminating these expenses from our non-GAAP measures is useful because we generally would not have otherwise incurred such expenses in the periods presented as part of our continuing operations.

(3)   Amortization of acquired intangible assets. When conducting internal development of intangible assets (including developed technology, customer relationships, trademarks, etc.), GAAP accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangibles. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges for our non-GAAP operating results to provide better comparability of pre and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

(4)   Insurance Settlement. In June 2010, we received an $8.7 million insurance settlement over a disputed coverage under our general liability umbrella that was not previously reimbursed by our insurer related to litigation with OrthoClear, Inc. We have excluded this non-recurring benefit as it is not indicative of future operating results.

(5)   Tax effect on the above items. This amount adjusts the provision (benefit) for income taxes using our non-GAAP tax rate to reflect the effect of the non-GAAP adjustments on non-GAAP net profit.

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward Looking Information" above in this press release.
The outlook figures provided below are for Align's business only.

Financials
(in millions, except per share amounts and percentages)

	Q3 2011

	GAAP	Adjustment (a)	Non-GAAP

Net Revenue	$118.0 - $123.0		$118.0 - $123.0

Gross Profit	$86.6 - $91.0	$0.3	$86.9 - $91.3

Gross Margin	73.4% - 74.0%		73.7% - 74.3%

Operating Expenses	$69.6 - $71.6	$2.3 (a)	$67.3 - $69.3

Operating Margin	14.4% - 15.8%		16.7% - 18.0%

Net Income per Diluted Share	$0.14 - $0.17	$0.03	$0.17 - $0.20

Stock Based Compensation Expense:
Cost of Revenues	$0.5		$0.5
Operating Expenses	$4.8		$4.8
Total Stock Based Compensation Expense	$5.3		$5.3

(a) Cadent related integration costs

Business Metrics:
	Q3 2011
Case Shipments	75.0K - 78.0K
Cash	$195M - $200M
Capex	$6.0M - $8.0M
Depreciation & Amortization	$2.5M - $3.5M
Diluted Shares Outstanding	82M

CONTACT: Investor Relations Contact
         Shirley Stacy
         Align Technology, Inc.
         (408) 470-1150
         sstacy@aligntech.com

         Press Contact
         Shannon Mangum Henderson
         Ethos Communication, Inc.
         (678) 261-7803
         align@ethoscommunication.com